           As filed with the Securities and Exchange Commission on July 31, 2002
                                                 Registration No. 333-
                                                                      ----------
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                                  QUANTECH LTD.
             (Exact name of registrant as specified in its charter)

         Minnesota                                 3573                               41-1709417
------------------------------          ----------------------------             ---------------------
  (State or jurisdiction of             (Primary Standard Industrial                (I.R.S. Employer
incorporation of organization)             Classification Code)                  Identification Number)

                                  Quantech Ltd.
                              815 Northwest Parkway
                                 Eagan, MN 55121
                                 (651) 647-6370

          (Address and telephone number of principal executive offices and principal place of business)

                           ---------------------------

   James F. Lyons, Chief Executive Officer and Interim Chief Financial Officer
                                  Quantech Ltd.
                              815 Northwest Parkway
                                 Eagan, MN 55121
                                 (651) 647-6370

            (Name, address and telephone number of agent for service)

                                   Copies to:
                              Melodie R. Rose, Esq.
                            Fredrikson & Byron, P.A.
                       900 Second Avenue South, Suite 1100
                          Minneapolis, Minnesota 55402
                                 (612) 347-7000
                           ---------------------------


     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [x] 333-90406

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]


                           ---------------------------


                         CALCULATION OF REGISTRATION FEE

===========================================================================================================
      TITLE OF EACH CLASS                        PROPOSED MAXIMUM     PROPOSED MAXIMUM       AMOUNT OF
      OF SECURITIES TO BE       AMOUNT TO BE      OFFERING PRICE     AGGREGATE OFFERING    REGISTRATION
          REGISTERED            REGISTERED(1)       PER UNIT(2)           PRICE(2)            FEE(2)
-----------------------------------------------------------------------------------------------------------
  Common Stock, no par value      4,461,049            $0.03              $133,832            $12.31
===========================================================================================================

(1) In accordance with Rule 416 and 457 under the Securities Act of 1933, as amended, we are registering an indeterminate number of additional shares of common stock as may become issuable upon conversion of the outstanding convertible debentures or exercise of outstanding warrants to prevent dilution resulting from stock splits, or stock dividends. Under Rule 457, no additional registration fee for these shares is required.

(2) Estimated solely for the purpose of calculating registration fees pursuant to Rule 457(c) under the Securities Act of 1933, as amended.

                        ---------------------------------


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVENESS UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

The purpose of this Registration Statement is to register additional shares of the same class as were included in an earlier registration statement for the same offering and declared effective by the Securities and Exchange Commission. The contents of the Registrant's Registration Statement on Form SB-2, Reg. No. 333-90406, are incorporated herein by reference.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on July 31, 2002.


                                   QUANTECH LTD.


                                By   /s/ James F. Lyons
                                   --------------------------------------------
                                   James F. Lyons, Chief Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature to this Registration Statement appears below hereby constitutes and appoints James F. Lyons and Richard W. Perkins, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his or her behalf individually and in the capacity stated below and to perform any acts necessary to be done in order to file all amendments and post-effective amendments to this Registration statement, any registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and any and all instruments or documents filed as part of or in connection with any of such amendments or registration statements, and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or his or her substitutes, shall do or cause to be done by virtue hereof.

Signatures                               Title                                                 Date
----------                               -----                                                 ----
                                         Chief Executive Officer, Interim Chief Financial
/s/ James F. Lyons                       Officer and Director (principal executive officer     July 31, 2002
------------------------------------     and principal financial and accounting officer)
James F. Lyons

/s/ Robert W. Gaines, Jr., M.D.          Director                                              July 31, 2002
------------------------------------
Robert W. Gaines, Jr., M.D.


/s/ Richard W. Perkins                   Director                                              July 31, 2002
------------------------------------
Richard W. Perkins


/s/ Edward E. Strickland                 Director                                              July 31, 2002
------------------------------------
Edward E. Strickland

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  QUANTECH LTD.

                           EXHIBIT INDEX TO FORM SB-2
Exhibit
Number            Description

2.1 Plan of Reorganization, dated November 24, 1992, by and among Quantech Ltd. and Spectrum Diagnostics S.p.A. (incorporated by reference to Exhibit 2.1 of the Registrant's Registration Statement on Form S-4; Reg. No. 33-55356).

2.2 Amendment and Restatement Agreement and Plan of Merger dated January 20, 1993 by and among Quantech Ltd., Spectrum Diagnostics S.p.A. and Spectrum Diagnostics Corp. (incorporated by reference to Exhibit 2.2 of the Registrant's Registration Statement on Form S-4; Reg. No. 33-55356).

3.1 Articles of Incorporation of Quantech Ltd., as amended (incorporated by reference to Exhibit 3.1 of the Registrant's Form 10-KSB for the Year Ended June 30, 2000).

3.2               Bylaws of Quantech Ltd. (incorporated by reference to Exhibit
                  3.2 of the Registrant's Registration Statement on Form S-4; Reg. No. 33-55356).

4.1               Form of Stock Certificate (incorporated by reference to
                  Exhibit 4.1 of the Registrant's Registration Statement on Form S-4; Reg. No. 33-55356).

4.2 Form of Private Placement Warrant (incorporated by reference to Exhibit 4.2 of the Registrant's Registration Statement on Form SB-2; Reg. No. 333-6809).

5.1               Opinion and Consent of Fredrikson & Byron, P.A.

10.1 1988 Stock Option Plan and Forms of Incentive and Nonqualified Stock Option Agreements used in connection therewith as amended to date (incorporated by reference to Exhibit 10.9 to the Registrant's Form 10-KSB for the fiscal year ended June 30, 1999).

10.2 Option Agreement with Ares-Serono, as amended (including license) assigned to Quantech Ltd. pursuant to the Merger (incorporated by reference to Exhibit 10.2 of the Registrant's Registration Statement on Form S-4; Reg. No. 33-55356).

10.3 Letter of Amendment to Ares-Serono License (incorporated by reference to Exhibit 10.6 of the Registrant's Form 10-KSB for the Year Ended June 30, 1995).

10.4 Technology and Development License Agreement dated December 16, 1997 (incorporated by reference to Exhibit 1 of Schedule 13D filed by The Perkin-Elmer Corporation on December 23, 1997, File No. 0-19957).

10.5 Perkin Elmer/Quantech License Agreement dated June 29, 1998 (incorporated by reference to Exhibit 10.7 to the Registrant's Form 10-KSB for the year ended June 30, 1998).

10.6 Research and Development Services Agreement, dated November 13, 1998, with Millennium Medical Systems, LLC (incorporated by reference to Exhibit A to Schedule 13D filed by Robert Gaines and Millennium Medical Systems, LLC on November 23, 1998, File No. 0-19957).

10.7 Lease agreement for space at 815 Northwest Parkway, Eagan MN 55121 (incorporated by reference to Exhibit 10.1 of the Registrant's Form 10-QSB for the quarter ended December 31,
                  1999).

10.8 Employment agreement with Thomas R. Witty, Ph.D. (incorporated by reference to Exhibit 10.10 of the Registrant's Registration Statement on Form SB-2, Reg. No. 333-32562).

Exhibit
Number            Description

10.9 License and Sublicense Agreement between Quantech Ltd. and Mitsubishi Chemical Corporation dated January 18, 2001 (incorporated by reference to Exhibit 10.1 to the Registrant's Form 10-QSB for Quarter Ended March 31, 2001).

10.10 Option Agreement between Quantech Ltd. and Mitsubishi Chemical Corporation dated January 18, 2001 (incorporated by reference to Exhibit 10.2 to the Registrant's Form 10-QSB for Quarter Ended March 31, 2001).

10.11 Supply/Purchase Agreement between Quantech Ltd. and Mitsubishi Chemical Corporation dated January 18, 2001 (incorporated by reference to Exhibit 10.3 to the Registrant's Form 10-QSB for Quarter Ended March 31, 2001).

10.12             License and Sublicense Agreement between HTS Biosystems, Inc.
                  and Mitsubishi Chemical Corporation dated January 18, 2001 (incorporated by reference to Exhibit 10.4 to the Registrant's Form 10-QSB for Quarter Ended March 30, 2001.

10.13 Option Agreement between HTS Biosystems, Inc. and Mitsubishi Chemical Corporation dated January 18, 2001 (incorporated by reference to Exhibit 10.5 to the Registrant's Form 10-QSB for Quarter Ended March 31, 2001).

10.14 Supply/Purchase Agreement between HTS Biosystems, Inc. and Mitsubishi Chemical Corporation dated January 18, 2001 (incorporated by reference to Exhibit 10.6 to the Registrant's Form 10-QSB for Quarter Ended March 31, 2001).

10.15 Distributorship Agreement between HTS Biosystems, Inc. and Mitsubishi Chemical Corporation dated January 18, 2001 (incorporated by reference to Exhibit 10.7 to the Registrant's Form 10-QSB for Quarter Ended March 31, 2001).

10.16 Distributorship Agreement between Quantech Ltd. and Mitsubishi Chemical Corporation dated January 18, 2001 (incorporated by reference to Exhibit 10.8 to the Registrant's Form 10-QSB for Quarter Ended March 31, 2001).

10.17 OEM Development, Manufacture and Supply Agreement between Quantech Diametrics Medical Incorporated dated May 23, 2001 (incorporated by reference to Exhibit 10.19 to the Registrant's Form 10-KSB for the Year Ended June 30, 2001).

10.18             Renewal of Bank Credit Facility (incorporated by reference to
                  Exhibit 10.1 of the Registrant's Form 10-QSB for the Quarter ended December 31, 2001).

21                Subsidiaries of the Registrant:
                     HTS Biosystems, Inc., a Minnesota corporation FasTraQ Solutions, Inc., a Minnesota corporation.

23.1              Consent of Fredrikson & Byron, P.A. (included in Exhibit 5.1)

23.2              Consent of McGladrey & Pullen, LLP

24                Power of Attorney (included on signature page)